AGREEMENT AND PLAN OF MERGER

This Agreement And Plan Of Merger dated as of the 24th day of December, 2010.

BETWEEN:

DORAL ENERGY CORP., a Nevada corporation, having a corporate office at 3300 N. "A" Street, Bldg 2, Suite 218, Midland, TX 79705

(“Parent”)

     OF THE FIRST PART

AND:

DORAL ACQUISITION CORP., a Nevada corporation, having its registered office at 8275 S. Eastern Avenue, Suite 200, Las Vegas, NV 89123

(“Subsidiary”)

OF THE SECOND PART

WHEREAS:

A.      The Subsidiary is the wholly-owned subsidiary of the Parent;

B.      The Parent and the Subsidiary (collectively, the “Constituent Entities”) have entered into an Agreement and Plan of Merger with Pure Gas Partners II, L.P. (“Pure”), a Texas limited partnership, and Pure Energy Group, Inc. (“Pure Sub”), a Texas corporation and a wholly-owned subsidiary of Pure, pursuant to which Pure Sub will merge with and into the Subsidiary, with the Subsidiary continuing as the surviving corporation (the “Pure Merger”); and

C.      Each of the Constituent Corporations deem it advisable and in the best interests of the Constituent Corporations and their respective stockholders that, upon and subject to the completion of the Pure Merger, the Subsidiary be merged with and into the Parent, with the Parent continuing as the surviving corporation,

NOW THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the Constituent Corporations do hereby agree to merge on the terms and conditions herein provided, as follows:

1.       THE MERGER

1.1     The Merger

          Upon the terms and subject to the conditions hereof, on the Effective Date (as hereinafter defined), Subsidiary shall be merged with and into Parent in accordance with the applicable laws of the State of Nevada (the “Merger”). The separate existence of Subsidiary shall cease, and Parent shall be the surviving corporation (the “Surviving Corporation”) and shall be governed by the laws of the State of Nevada.

1.2     Condition Precedent to Closing of the Merger

          Notwithstanding any other provision in this Agreement to the contrary, the consummation of the Merger is subject to the completion of the Pure Merger.

1.3     Effective Date

          The Parent and the Subsidiary shall cause Articles of Merger, substantially in the form attached hereto as Appendix A, to be executed by their respective representatives and filed with the Nevada Secretary of State. The effective date of the Merger shall be, unless otherwise agreed to by the Parent and the Subsidiary, be the first business day after the effective date of the Pure Merger (the “Effective Date”).

1.4     Articles of Incorporation

          On the Effective Date, the Articles of Incorporation of Parent, as in effect immediately prior to the Effective Date, shall continue in full force and effect as the Articles of Incorporation of the Surviving Corporation, except that Article 1 of the Articles of Incorporation of Parent, as the Surviving Corporation, shall be amended to state that the name of the corporation is “Cross Border Resources, Inc.”

1.5     Bylaws

          On the Effective Date, the Bylaws of Parent, as in effect immediately prior to the Effective Date, shall continue in full force and effect as the Bylaws of the Surviving Corporation.

1.6      Directors and Officers

          The directors and officers of Parent immediately prior to the Effective Date shall be the directors and officers of the Surviving Corporation, until their successors shall have been duly elected and qualified or until otherwise provided by law, the Articles of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

2.       CONVERSION OF SHARES

2.1     Subsidiary Common Stock

          Upon the Effective Date, by virtue of the Merger and without any action on the part of the shareholder thereof, each share in the common stock of Subsidiary issued and outstanding immediately prior to the Effective Date shall be cancelled.

2.2     Parent Common Stock

          Each share in the common stock of Parent issued and outstanding immediately prior to the Effective Date shall continue to be issued and outstanding shares of the Surviving Corporation on and after the Effective Date.

3.       EFFECT OF THE MERGER

3.1     Rights, Privileges, Etc.

          On the Effective Date of the Merger, the Surviving Corporation, without further act, deed or other transfer, shall retain or succeed to, as the case may be, and possess and be vested with all the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of Subsidiary and Parent; all property of every description and every interest therein, and all debts and other obligations of or belonging to or due to each of Subsidiary and Parent on whatever account shall thereafter be taken and deemed to be held by or transferred to, as the case may be, or invested in the Surviving Corporation without further act or deed, title to any real estate, or any interest therein vested in Subsidiary or Parent, shall not revert or in any way be impaired by reason of this merger; and all of the rights of creditors of Subsidiary and Parent shall be preserved unimpaired, and all liens upon the property of Subsidiary or Parent shall be preserved unimpaired, and all debts, liabilities, obligations and duties of the respective corporations shall thenceforth remain with or be attached to, as the case may be, the Surviving Corporation and may be enforced against it to the same extent as if all of said debts, liabilities, obligations and duties had been incurred or contracted by it.

3.2     Further Assurances

          From time to time, as and when required by the Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of Subsidiary such deeds and other instruments, and there shall be taken or caused to be taken by it such further other action, as shall be appropriate or necessary in order to vest or perfect in or to confirm of record or otherwise in the Surviving Corporation the title to and possession of all the property, interest, assets, rights, privileges, immunities, powers, franchises and authority of Subsidiary and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Subsidiary or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

4.       GENERAL

4.1     Abandonment

          At any time before the Effective Date, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Subsidiary or Parent or both.

4.2     Amendment

          At any time prior to the Effective Date, this Agreement may be amended or modified in writing by the Board of Directors of either Subsidiary or Parent or both.

4.3     Governing Law

          This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada and the merger provisions of the Nevada Revised Statutes.

4.4     Counterparts

           In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

4.5     Electronic Means

          Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereof.

IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date and year first written.

DORAL ENERGY CORP.

Per:
          /s/ Everett Willard Gray, II
          Name: Everett Willard Gray, II
          Title:   President and Director

DORAL ACQUISITION CORP.

Per:
          /s/ Everett Willard Gray, II
          Name: Everett Willard Gray, II
          Title:   President and Director

APPENDIX A

ARTICLES OF MERGER

140103

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A)

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article one.**

DORAL ACQUISITION CORP.
Name of **merging** entity

NEVADA
Jurisdiction

CORPORATION
Entity type *

Name of **merging** entity

Jurisdiction

Entity type *

Name of **merging** entity

Jurisdiction

Entity type *

Name of **merging** entity

Jurisdiction

Entity type *

and,

DORAL ENERGY CORP.
Name of **surviving** entity

NEVADA
Jurisdiction

CORPORATION
Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 1
Revised: 10-25-10

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) **Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):**

Attn:

c/o:

3) **Choose one:**

☐ **The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).**

☒ **The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).**

4) **Owner's approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):**

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from the appropriate section of article four.**

(a) Owner's approval was not required from

DORAL ACQUISITION CORP.
Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

DORAL ENERGY CORP.
Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 2
Revised: 10-25-10

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 3
Revised: 10-25-10

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 4
Revised: 10-25-10

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

6) Location of Plan of Merger (check a or b):

☐ (a) The entire plan of merger is attached;

or,

☒ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional):** January 4, 2011

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 5
Revised: 10-25-10

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) **Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)***

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article eight.**

DORAL ACQUISITION CORP.
Name of **merging** entity

X	PRESIDENT	
Signature	Title	Date

Name of **merging** entity

X		
Signature	Title	Date

Name of **merging** entity

X		
Signature	Title	Date

Name of **merging** entity

X		
Signature	Title	Date

and,

DORAL ENERGY CORP.
Name of **surviving** entity

X	PRESIDENT	
Signature	Title	Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 6
Revised: 10-25-10

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